As filed with the Securities and Exchange Commission on September 8, 2014.

Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RETROPHIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-4842691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor
New York, New York 10017
(646) 837-5863
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin Shkreli
Chief Executive Officer
777 Third Avenue, 22nd Floor
New York, NY 10017
(646) 837-5863
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Evan L. Greebel, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Tel.:  (212) 940-6383

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)		Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(4)	Amount of Registration Fee (5)
Primary Offering:
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Debt Securities (6)
Depositary Shares (7)
Warrants
Subscription Rights
Stock Purchase Contracts
Units (8)
Primary Offering Total				$500,000,000.00	$64,400.00

Secondary Offering:
Common Stock, $0.0001 par value	337,500	(9)		$4,554,562.50	$586.63
Warrants	337,500					(10)
Secondary Offering Total	337,500			$4,554,562.50	$586.63

(1)
With respect to the primary offering, the registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $500,000,000. Any securities registered under this registration statement may be sold separately or together with other securities registered hereunder.  The securities being registered hereunder may (i) be issued directly or upon conversion, exercise or exchange, as applicable, of preferred stock, debt securities, depositary shares, warrants, subscription rights, stock purchase contracts or units registered hereunder and (ii) include an additional indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon such conversion, exchange or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such additional indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
With respect to the primary offering, the registrant has not specified by each class of security listed in the table the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
With respect to the primary offering, the registrant will determine the proposed maximum aggregate offering price per class of securities from time to time in connection with the registrant’s issuance of the securities registered under this registration statement.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to (i) Rule 457(o) under the Securities Act with respect to the primary offering and (ii) Rule 457(c) under the Securities Act with respect to the secondary offering, based upon the average of the high and low reported sale prices of the common stock on The NASDAQ Global Market on September 5, 2014.

(5)	The primary offering total is calculated pursuant to Rule 457(o) under the Securities Act. The secondary offering total is calculated pursuant to Rule 457(c) under the Securities Act.

(6)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities the registrant has previously issued under this registration statement. The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(7)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

(9)
Represents shares of common stock that may be issued upon the exercise of warrants, subject to customary weighted-average anti-dilution protection. In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(10)
Pursuant to the final sentence of Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for warrants registered in the same registration statement as the shares of common stock offered pursuant thereto.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2014

PROSPECTUS
RETROPHIN, INC.

$500,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Units
Offered by Retrophin, Inc.

337,500 Warrants
337,500 Shares of Common Stock
Offered by the Selling Securityholders

Retrophin, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $500,000,000.  These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.  This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

In addition, the selling securityholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, may offer and sell up to (i) 337,500 warrants (the “Warrants”) and (ii) 337,500 shares of our common stock from time to time under this prospectus and any prospectus supplement (subject to customary weighted-average anti-dilution protection) will be issued to the selling securityholders only if and when they exercise the Warrants.  The selling securityholders may offer and sell such Warrants or shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  The selling securityholders may dispose of the Warrants or their shares of common stock in a number of different ways and at varying prices.  We will not receive any proceeds from the sale of the Warrants or common stock by the selling securityholders.  The selling securityholders will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares.  Please see “Plan of Distribution” beginning on page 25 in this prospectus for additional information on how the selling securityholders may conduct sales of the Warrants and our common stock.

The principal executive offices of Retrophin, Inc. are located at 777 Third Avenue, 22nd Floor, New York, NY 10017, and the telephone number is (646) 837-5863.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.” On September 5, 2014, the closing price of our common stock on The NASDAQ Global Market was $13.31 per share.  As of that date, the aggregate market value of our outstanding common stock held by our non-affiliates was approximately $298.7 million. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus.

Investing in the securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 3 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2014.

Table of Contents

 Page

About This Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Information by Reference	2
Risk Factors	3
Cautionary Note Regarding Forward-Looking Statements	5
Our Business	6
Use of Proceeds	9
Selling Securityholders	9
Description of the Securities We May Offer	12
Description of Common Stock	12
Description of Preferred Stock	13
Description of Senior and Subordinated Debt Securities	14
Description of Depositary Shares	20
Description of Warrants	21
Description of Subscription Rights	23
Description of Stock Purchase Contracts	23
Description of Units	24
Plan of Distribution	25
Legal Matters	28
Experts	28

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, and the selling securityholders may from time to time sell up to (i) 337,500 Warrants and (ii) 337,500 shares of our common stock, subject to customary weighted-average anti-dilution protection.

This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our securities, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.retrophin.com (which website is not part of this prospectus). We intend to furnish our stockholders with annual reports containing financial statements audited by our independent registered public accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed with the SEC. Any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 15, 2014 and August 14, 2014, respectively;

•
Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 7, 2013, February 18, 2014, February 28, 2014, March 31, 2014, April 3, 2014, April 4, 2014, April 14, 2014, May 13, 2014, June 3, 2014, June 4, 2014, June 10, 2014, June 12, 104, June 27, 2014, July 7, 2014, July 29, 2014, August 12, 2014, August 14, 2014 and September 8, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2014; and

•
The description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (File No. 001-36257) filed with the SEC on January 9, 2014 and as amended from time to time.

We also incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding any information furnished but not filed) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person (including any beneficial owner) to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Retrophin, Inc., 777 Third Avenue, 22nd Floor, New York, NY 10017, (646) 837-5863. In addition, each document incorporated by reference is readily accessible on our website at https://www.retrophin.com/ (which website is not part of this prospectus). The information found on our website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and the risk factors set forth below, before deciding whether to invest in any of our securities, you should consider carefully the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.  See also “Cautionary Note Regarding Forward-Looking Statements.”

Risk Related to the Warrants Offered by the Selling Securityholders

Future sales of our common stock may result in a decrease in the market price of our common stock.

        The market price of our common stock could decline due to the issuance and subsequent sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur following the exercise of the Warrants. This could make it more difficult to raise funds through future offerings of common stock or securities convertible into common stock.

        As of September 5, 2014, we had approximately 26,681,514 and 26,301,923 shares of our common stock issued and outstanding, respectively. If holders of the Warrants exercise the Warrants, we will issue a number of additional shares of our common stock based on the difference between the average of the closing sale prices per share for the three (3) most recent trading days prior to the day on which such Warrants are exercised and notice is delivered to the Company or its agent (the "Fair Market Value") and the exercise price. The shares of our common stock issued upon exercise of the Warrants and which are included in this registration statement may be resold in the public market following the effectiveness of this registration statement. In addition, certain of the shares of common stock issuable upon exercise of the Warrants may be sold in the public markets at any time, subject to the volume and other limitations of Rule 144 under the Securities Act.

The warrants are a risky investment, and may expire as worthless.

        The Warrants are exercisable only until June 30, 2019. In the event our common stock price is not greater than the $12.76 exercise price of the Warrants during the period when the Warrants are exercisable, you will likely not be able to recover the value of your investment in the Warrants. In addition, if our common stock price remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you would lose its entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price during the exercise period of the Warrants. In addition, at your option, upon exercise of the Warrants, you will receive a number of shares of stock calculated based on the Fair Market Value of the common stock. Accordingly, the number of shares and the value of the common stock you would receive upon exercise of the Warrants will depend on the market price of our common stock on the three trading days prior to the day on which you choose to exercise those Warrants.

There is no established trading market for the Warrants and, as a result, you may not be able to sell them at the particular time you select, at the price that it originally paid or at all.

There is no established trading market for the Warrants. Moreover, we do not intend to apply to have the Warrants listed on any securities exchange or included in any automated quotation system. As a result, we cannot assure you that you will be able to sell any Warrants at the particular time you select, at the price that you originally paid or at all. We also cannot assure you as to the liquidity of any market that may develop for the Warrants. Future trading prices and the liquidity of any market for the Warrants, to the extent such a market ever develops, will depend on many factors, including:

•	our financial condition and results of operations;

•	the interest of securities dealers in making a market for the Warrants; and

•	the market for similar securities.

The issuance of shares of our common stock upon the exercise of our issued and outstanding options and warrants may cause immediate dilution to our existing stockholders.

The issuance of shares upon the exercise of our options and warrants may result in dilution to the interests of other stockholders. Furthermore, as we continue to grow our business, we may issue additional options and warrants to acquire shares of our common stock to directors, officers and investors. While the exercise of the rights of holders of our options or warrants will not affect the rights or privileges of existing stockholders, the economic and voting interests of our existing stockholders will be diluted as a result.  And although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such conversions or exercise by the holders of our options or warrants. Conversion of our outstanding options and warrants may also depress the price of our common stock, which may cause investors or lenders to reconsider investing in us and thus adversely affect our financing efforts.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

        To the extent a secondary market develops for the Warrants, the market price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the warrants than would be expected for Warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described in our SEC filings incorporated herein by reference, and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock, including rights to dividend payments or payments upon the liquidation, dissolution or winding up of the Company, voting rights or the right to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our common stock underlying, the Warrants may not be adjusted for all dilutive events.

        The exercise price of and the number of shares of our common stock underlying the Warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers. The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, that may adversely affect the market price of the Warrants or our common stock. Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to such exercise price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  Such statements which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and our management and their interpretation of what is believed to be significant factors affecting the Company, including many assumptions regarding future events.  Such forward-looking statements include, among other things, statements regarding:

•	our ability to produce, market and generate sales of our products;
•	our ability to develop, acquire and/or introduce new products;
•	our projected future sales, profitability and other financial metrics;
•	our future financing plans;
•	our plans for expansion of our facilities;
•	our anticipated needs for working capital;
•	the anticipated trends in our industry;
•	our ability to expand our sales and marketing capability;
•	acquisitions of other companies or assets that we might undertake in the future;
•	our operations in the United States and abroad, and the domestic and foreign regulatory, economic and political conditions; and
•	competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus and the documents incorporated herein by reference generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in in this prospectus and the documents incorporated herein by reference will in fact occur.  Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions in this prospectus and the documents incorporated herein by reference about the Company include financial projections and future estimates and expectations about the Company’s business.  The projections, estimates and expectations are presented in this prospectus and the documents incorporated herein by reference only as a guide about future possibilities and do not represent actual amounts or assured events.  All the projections and estimates are based exclusively on the Company management’s own assessment of our business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities.  The actual results may differ significantly from the projections. Potential investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

OUR BUSINESS

Overview

We are a Delaware corporation that is a fully integrated biopharmaceutical company focused on the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases. We regularly evaluate and, where appropriate, act on opportunities to expand our pipeline through licenses and acquisitions of products in areas that will serve patients with serious, catastrophic or rare diseases and that we believe offer attractive growth characteristics.

We currently sell the three following products:

•	Chenodal®, which is available in the United States for the treatment of patients suffering from gallstones in whom surgery poses an unacceptable health risk due to disease or advanced age.
•	Vecamyl®, which is available in the United States for the treatment of moderately severe to severe essential hypertension and uncomplicated cases of malignant hypertension.
•	Thiola®, which is available in the United States and Canada for the prevention of cysteine (kidney) stone formation in patients with severe homozygous cystinuria.

We generated our first sales in March 2014. Our planned principal operations have commenced due to the acquisition and commercialization of two marketable products. Accordingly, we are no longer deemed to be a development stage company.

Products and Research and Development Programs

The following table summarizes the status of our product candidates and preclinical programs, each of which will be described and discussed in further detail below.

Chenodal (chenodiol tablets)

Chenodal is a synthetic oral form of chenodeoxycholic acid, a naturally occurring primary bile acid synthesized from cholesterol in the liver, indicated for the treatment of radiolucent stones in well-opacifying gallbladders in whom selective surgery would be undertaken except for the presence of increased surgical risk due to systemic disease or age.

On March 26, 2014, we completed the acquisition of Manchester Pharmaceuticals, LLC (“Manchester”), including the U.S. rights for Chenodal, and the intellectual property to develop, manufacture, and sell such product in the United States. We will continue to supply Chenodal to the U.S. market.

We are exploring the steps necessary to gain the approval of the U.S. Food and Drug Administration (“FDA”) of Chenodal for the treatment of cerebrotendinous xanthomatosis, a rare autosomal recessive lipid storage disease for which there are no FDA approved treatments.  We also plan to develop Chenodal for other indications.

Vecamyl (mecamylamine hydrochloride)

Vecamyl is an oral nicotinic parasympathetic ganglionic blocker indicated for the treatment of moderate to severe hypertension and uncomplicated cases of malignant hypertension. Mecamylamine was one of first orally available antihypertensive agents introduced in 1954 by Merck & Co., Inc. Oral mecamylamine is rapidly absorbed in the gastrointestinal tract and has a rapid onset and long duration of action. The antihypertensive effects of mecamylamine is a result of its blockade of impulse transmission at sympathetic ganglia due to competition of nicotinic acetylcholine receptors and stabilization of postsynaptic membranes against excitation by acetylcholine resulting in dilation of blood vessels resulting in reduced blood pressure.

Mecamylamine was removed from the market in 1996 for commercial reasons. In 2000, Manchester reintroduced 2.5-mg mecamylamine in the U.S. market for the treatment of hypertension. On March 26, 2014 we acquired the rights to sell the only approved form of mecamylamine in the U.S. We intend to maintain the supply of mecamylamine to the U.S. market.

Thiola (Tiopronin)

The Company sells Thiola in the United States and Canada through a specialty distributor. Thiola is approved by the U.S. Food and Drug Administration for the treatment of cystinuria, a rare genetic cystine transport disorder that causes high cystine levels in the urine and the formation of recurring kidney stones. The resulting long-term damage can cause loss of kidney function in addition to substantial pain and loss of productivity associated with renal colic and stone passage. The worldwide prevalence of the disease is believed to be one in 7,000. We have a salesforce to promote Thiola to targeted physicians.

RE-024

We are developing RE-024, a novel small molecule, as a potential treatment for pantothenate kinase-associated neurodegeneration (“PKAN”). PKAN is the most common form of neurodegeneration with brain iron accumulation. Classic PKAN is a genetic disorder that is typically diagnosed in the first decade of life. Consequences of PKAN include dystonia, dysarthria, rigidity, retinal degeneration, and severe digestive problems. PKAN is estimated to affect 1 to 3 persons per million. PKAN typically manifests in childhood with a profound, progressive dystonia and is usually lethal. There are currently no viable treatment options for patients with PKAN. RE-024 is a phosphopantothenate prodrug replacement therapy with the goal of restoring the supply of this operative substrate in PKAN patients. We intend to file an investigational new drug application (IND) with the FDA for RE-024, so that we will be able to initiate a Company-sponsored Phase 1 clinical trial of RE-024.  We plan to support efforts to launch an investigator-sponsored trial outside of the United States.  On May 12, 2014, we announced that we have made RE-024 available worldwide to physicians who are treating PKAN patients under local compassionate use regulations. Certain European and South American health regulators have approved the initiation of dosing RE-024 in PKAN under named patient programs.

Sparsentan

Sparsentan, formerly known as RE-021, is an investigational therapeutic agent which acts as both a potent angiotensin receptor blocker, or ARB, which is a type of drug that modulates the renin-angiotensin-aldosterone system and is typically used to treat hypertension, diabetic nephropathy and congestive heart failure, as well as a selective endothelin receptor antagonist, or ERA, which is a type of drug that blocks endothelin receptors, preferential for endothelin receptor type A. We have secured a license to sparsentan from Ligand and Bristol-Myers Squibb (who referred to it as DARA). We are developing sparsentan as a treatment for focal segmental glomerulosclerosis (“FSGS”). FSGS is a leading cause of end-stage renal disease and Nephrotic Syndrome. We are currently enrolling patients for a Phase 2 clinical study of sparsentan for the treatment of FSGS and we expect approximately 100 patients to be enrolled.

Syntocinon Nasal Spray

Syntocinon (oxytocin nasal spray, USP) is our product candidate for aiding milk let-down and for the treatment of Schizophrenia. Syntocinon is currently sold in Europe and other countries by Novartis Pharmaceutical Corporation, or Novartis, and Sigma-Tau to aid mothers experiencing problems with milk let-down. Oxytocin is a nonapeptide hormone synthesized by the brain and released by the pituitary gland.

Syntocinon Nasal Spray was an FDA-approved product for aiding milk let-down. Syntocinon Nasal Spray was voluntarily withdrawn from sale by Novartis in 1997 for commercial reasons. On December 12, 2013, we secured a royalty-bearing license from Novartis to the U.S. rights for Syntocinon Nasal Spray, including the intellectual property to develop, manufacture, and sell the product in the United States.

Syntocinon Nasal Spray in Milk Let-Down

We intend to reintroduce Syntocinon to the U.S. market to assist initial postpartum milk ejection from the breasts. Disruption of oxytocin plays an important role in preventing the release of milk from the lactating breast. Numerous psychological and chemical stressors have been implicated in the inhibition of oxytocin release in new mothers resulting in impaired milk-ejection. There are currently no FDA-approved drugs for the treatment of milk let-down in the United States. We believe that reintroduction of intranasal oxytocin would provide a convenient therapy for new mothers suffering from lactation deficiency.

Syntocinon Nasal Spray in Schizophrenia

We intend to develop Syntocinon as a potential treatment for Schizophrenia. Current pharmaceutical treatment is limited to powerful antipsychotics with serious side effects and compliance problems. According to the National Institute of Mental Health, approximately one percent of Americans suffer from Schizophrenia. Over the past four years, three randomized, double-blind, placebo-controlled, independent proof-of-concept schizophrenia trials were held. In all three trials, patients were highly symptomatic despite receiving therapeutic doses of an atypical antipsychotic. We believe that the findings of these studies suggest that intranasal oxytocin administered as an adjunct to subjects’ antipsychotic drugs will improve positive and negative symptoms.

RE-034 (Tetracosactide Zinc)

RE-034 is a synthetic hormone analog of the first 24 amino acids of the 39 amino acids contained in ACTH, formulated together with zinc. RE-034 exhibits the same physiological actions as endogenous ACTH by binding to all five melanocortin receptors (MCR), resulting in its anti-inflammatory and immunomodulatory effects.

RE-034 in Infantile Spasms

Infantile Spasms, or IS, also known as West syndrome, is a form of epileptic encephalopathy that begins in infancy. IS is considered a catastrophic form of epilepsy due to the difficulty in controlling seizures and normalization of electroencephalography in addition to strong association with sequelae of developmental delay and mental retardation. Commercially available ACTH formulations that are substantially similar to RE-034 have been shown to be an effective treatment of Infantile Spasms. We intend to initiate a Phase 3 clinical trial of RE-034 for the treatment of Infantile Spasms in the first half of 2015.

RE-034 in Nephrotic Syndrome

We intend to initiate studies of RE-034 for the treatment of Nephrotic Syndrome, or NS. Nephrotic Syndrome is a kidney disorder that leads to proteinuria, a condition in which an excess of proteins are contained in a patient’s urine. Long-term conventional immunosuppression therapies have been used effectively to induce remission of proteinuria; however, many patients with Nephrotic Syndrome will relapse after remission or are resistant to primary and secondary treatments. Commercially available ACTH formulations that are substantially similar to RE-034 have been shown to successfully induce remission of proteinuria in patients with Nephrotic Syndrome. We intend to initiate a clinical trial of RE-034 for the treatment of Nephrotic Syndrome in the first half of 2015.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•	debt reduction or debt refinancing;
•	investments in or advances to subsidiaries;
•	expanding existing businesses, acquiring businesses or investing in other business opportunities;
•	repurchase of shares of our common stock or other securities;
•	capital expenditures; and
•	general corporate purposes.

Our management will have significant discretion and flexibility in applying the proceeds from the sale of these securities.  Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.  The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of Warrants or our common stock by the selling securityholders.

SELLING SECURITYHOLDERS

The 337,500 Warrants and 337,500 shares of our common stock that we are registering for resale under this prospectus consist of the following:

1.
337,500 Warrants issued to our lenders on June 30, 2014 in connection with our entry into a $45 million Credit Agreement which matures on June 30, 2018.  The Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of our common stock, subject to customary weighted-average anti-dilution protection. The Warrants will be exercisable in whole or in part, at an initial exercise price per share of $12.76 per share, which is subject to customary weighted-average anti-dilution protections. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

2.	337,500 shares of common stock into which the Warrants are initially exercisable, subject to customary weighted-average anti-dilution protection.

The following table sets forth information regarding beneficial ownership of our common stock and the Warrants by the selling securityholders as of September 5, 2014 and is based on information available to us as of September 5, 2014.  Unless otherwise indicated, beneficial ownership is determined in accordance with the rules of the SEC.

Because the Warrants may be exercised on a cashless exercise basis, the number of shares of our common stock issuable upon exercise of the Warrants cannot be determined until the Warrants are exercised. Accordingly, for purposes of this section, we have assumed that the Warrants are exercisable on a cash exercise basis and that one share of common stock will be issued for each Warrant that is exercised. The actual number of shares of our common stock that we will be required to deliver in connection with exercise of the Warrants will equal one share per Warrant exercised minus a number of shares of common stock whose aggregate Fair Market Value is equal to the aggregate exercise price of the Warrants being exercised.

The Warrants and  our common stock issuable upon the exercise of the Warrants offered by this prospectus may be offered from time to time by the selling securityholders named below. We have prepared the table and the related notes based on information supplied to us by the selling securityholders. We have not sought to verify such information. Additionally, some or all of the selling securityholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling securityholders may change over time, as it is possible that the selling securityholdersmay acquire or dispose of Warrants or shares of our common stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required.

Because the selling securityholders may offer all or some portion of the Warrants or the common stock for which the Warrants are exercisable, we cannot estimate the number of Warrants or share of our common stock that may be held by the selling securityholders upon the completion of any sales they may make. Based on the information provided by the selling securityholders and our knowledge, the selling securityholders have not held any position or office, nor have they had any material relationship with us or our predecessors or affiliates within the past three (3) years, except as described herein and in our filings with the SEC.

Selling Securityholder (1)	Warrants Held Prior to Offering	Percentage of Warrants Outstanding	Number of Shares of Common Stock Underlying Warrants Offered Hereby (2)	Percentage of Common Stock Outstanding Represented by Warrant Shares (2)(3)
PCOF 1, LLC (4)	37,500	11.1%	37,500	*
Athyrium Opportunities Fund (A) LP (5)	193,179	57.2%	193,179	*
Athyrium Opportunities Fund (B) LP (5)	106,821	31.7%	106,821	*
Total	337,500	100.0%	337,500	1.28%
__________________

(1)
Also includes any sale of the Warrants and the underlying common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders after the effective date of the Registration Statement of which this prospectus forms a part. The information concerning the selling securityholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.

(2)
The number of shares of our common stock indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares issuable upon exercise of a warrant is subject to customary weighted-average anti-dilution protections as described under “Description of the Securities We May Offer—Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(3)
Percentages in the last column are based upon approximately 26,301,923 shares of our common stock outstanding as of September 5, 2014. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon exercise of all of that particular selling securityholder's Warrants. However, we did not treat as outstanding the common stock issuable upon exercise of any selling securityholder's Warrants.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)
Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder.  This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC.  The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

*	Denotes ownership of less than 1% of our common stock.

Selling Securityholder	Total Shares of Common Stock Beneficially Owned Prior to Offering (1)		Maximum Shares of Common Stock Offered Hereby (1)	Aggregate Shares of Common Stock Beneficially Owned After Completion of the Offering (2)	Percentage of Outstanding Shares of Common Stock after the Offering (3)
PCOF 1, LLC (4)	37,500		37,500	0	*
Athyrium Opportunities Fund (A) LP (5)	406,174	(6)	193,179	212,995	*
Athyrium Opportunities Fund (B) LP (5)	244,568	(7)	106,821	117,777	*
______________

(1)
The number of shares indicated assumes exercise of all of the selling securityholders’ Warrants, each for one share of common stock and a cash payment in lieu of the issuance of any fractional share interest. However, the number of shares of our common stock issuable upon exercise of a Warrant is subject to adjustment as described under “Description of the Warrants—Outstanding Warrants.” As a result, the number of shares of common stock issuable upon exercise of the Warrants may increase or decrease in the future.

(2)	Assumes that all shares of our common stock offered by this prospectus are sold in this offering and that no other transactions with respect to shares of our common stock occur.

(3)
We do not know when or in what amounts the selling securityholders may offer the shares of common stock for sale. The selling securityholders may choose not to sell any of the shares of common stock offered by this prospectus. This table assumes the sale by the selling securityholders of all of the shares of common stock available for resale under this prospectus.  Percentages in the last column are based upon approximately 26,301,923 shares of our common stock outstanding as of September 5, 2014.

(4)	Joseph Edelman exercises voting and investment control with respect to Perceptive Advisors LLC, which manages PCOF 1, LLC.

(5)
Jeffrey A. Ferrell, Anthony Tutrone, Samuel Porat, Peter Von Lehe and Brian Talbot, as the voting members of this Selling Securityholder’s investment committee, exercise voting and investment control over the Warrants and the underlying common stock held by such Selling Securityholder.  This Selling Securityholder is managed by Athyrium Opportunities Associates LP, which in turn is managed by Athyrium Opportunities Associates GP LLC.  The members of Athyrium Opportunities Associates GP LLC are Athyrium Capital Management LLC and NB Alternatives GP Holdings LLC.

(6)
Includes (i) 193,179 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 28,070 restricted shares of our common stock and (iii) approximately 184,925 shares of our common stock, assuming conversion of $3,220,000 in aggregate principal amount of our 4.50% Senior Convertible Notes due 2019 (the "Notes") at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

(7)
Includes (i) 106,821 shares of our common stock, assuming conversion of the Warrants being registered hereunder, (ii) 15,522 restricted shares of our common stock and (iii) approximately 102,225 shares of our common stock, assuming conversion of $1,780,000 in aggregate principal amount of the Notes at an initial conversion rate of 57.4300 shares of our common stock per $1,000 principal amount of the Notes, or approximately $17.41 per share of our common stock.

*	Denotes ownership of less than 1% of our common stock.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, senior and subordinated debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

General

We currently have authorized capital stock of 120,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.0001 per share.  As of September 5, 2014, approximately 26,681,514 and 26,301,923 shares of our common stock were issued and outstanding, respectively. As of September 5, 2014, there were 261 holders of record of our common stock.

The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.

Holders representing fifty percent (50%) of our common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide our common stock with any redemption, conversion or preemptive rights.

Our common stock is listed on The NASDAQ Global Market under the symbol “RTRX.”

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.  These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar & Transfer Co. Inc. The transfer agent and registrar’s address is 12528 South 1840 East, Draper, UT 84020, and its telephone number is (801) 571-8844.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $0.0001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our certificate of incorporation and amended and restated bylaws as well as relevant portions of the DGCL.

We currently have 20,000,000 shares of authorized capital stock that are designated as preferred stock, par value $0.0001 per share. 1,000 of such shares of preferred stock are designated as Class A Preferred, par value $0.001 per share.   Shares of Class A Preferred are not entitled to interest and have certain liquidation preferences and special voting rights. No preferred stock has been issued to date.

Unless required by law or by any stock exchange on which our common stock is listed in the future, our board of directors has the authority, without further action by our stockholders, to issue the authorized but undesignated shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.  These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.  See “—Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law” above.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and non-assessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•
the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•
any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•
direct obligations of the United States or of an agency or instrumentality of the United States, in either case that are guaranteed as full faith and credit obligations of the United States and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•
add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•
cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or to not rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•
there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•
our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Depositary Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of a particular class or series of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular class or series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus. You should carefully consider the actual provisions of these documents.

The shares of any class or series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related class or series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant class or series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any depositary shares offered under this prospectus will also be described in the applicable prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Description of Warrants

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

As of September 5, 2014, we had the following warrants were issued and outstanding:

(i)	The Warrants, which are being registered pursuant to this prospectus, to purchase up to an aggregate of 337,500 shares of common stock, which expire on June 30, 2019.

(ii)
Warrants to purchase up to an aggregate of 837,965 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $3.60 per share, issued to investors in a private placement we closed on February 14, 2013.

(iii)
Warrants to purchase up to an aggregate of 1,930,890 shares of common stock, subject to customary weighted-average anti-dilution protection, with an exercise price of $6.00 per share underlying each such warrant in connection with a private placement we closed on August 15, 2013.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Warrants Offered by the Selling Stockholders Hereby

In connection with our entry on June 30, 2014 into a $45 million Credit Agreement which matures on June 30, 2018, we issued the Warrants to the Lenders thereunder.  The Warrants are initially exercisable to purchase up to an aggregate of 337,500 shares of common stock of the Company, which is subject to customary weighted-average anti-dilution protections. The Warrants will be exercisable in whole or in part, at an initial exercise price per share of $12.76 per share. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth (5th) anniversary of the date of issuance.

A copy of the Form of Warrant Certificate with respect to the Warrants is incorporated herein by reference into this registration statement. The description of the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Certificate attached hereto as Exhibit 4.6.

Description of Subscription Rights

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, subscription rights to purchase shares of our common stock or preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights set forth in any subscription agreement, which we will file with the SEC in connection with the issuance of the subscription rights, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. You should carefully consider the actual provisions of these documents.

The subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the dates on which the right to exercise the subscription rights will commence and expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights; and

•	other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any subscription rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Stock Purchase Contracts

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of common stock or other securities at a future date or dates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the stock purchase contracts, which we will file with the SEC in connection with the issuance of the stock purchase contracts, and the terms of the securities to which the stock purchase contracts relate. You should carefully consider the actual provisions of the stock purchase contracts.

The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or require such holders to make periodic payments to us, and such payments by us may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. Specific terms of the stock purchase contracts will be stated in the applicable prospectus supplement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any stock purchase contracts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

Specific terms of the units and any related unit agreement, including, among others, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and whether the units will be issued in fully registered or global form, will be stated in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the units and any related unit agreement, which we will file with the SEC in connection with the issuance of the units, and the terms of the securities that comprise the units. You should carefully consider the actual provisions of the units and any related unit agreement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any units offered under this prospectus will also be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may distribute shares of our common stock from time to time in one or more transactions:

•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	on The NASDAQ Global Market or in any other securities market on which shares of common stock are then listed or traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale or through any other method permitted by law.

A prospectus supplement or supplements will describe the terms of the offering of our securities, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the shares of common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities offered by this prospectus for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement.  We or the selling securityholders may offer the securities covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than shares covered by any over-allotment option.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.  We or the selling securityholders may use underwriters with whom we have, or the selling securityholders have, a material relationship.  We will describe the nature of any such relationship in the prospectus supplement, naming the underwriters.

We or the selling securityholders may sell the securities covered by this prospectus directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions we or the selling securityholders will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase the securities covered by this prospectus from us or from the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we or the selling securityholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling securityholders may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us or the selling securityholders in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, we and the selling securityholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, which provisions may limit any timing of our and any stockholder’s purchases and sales of the shares. We will make copies of this prospectus available to the selling securityholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or the selling securityholders in the ordinary course of our business.

Selling Securityholders

In connection with the sale of the securities offered hereby or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the applicable securities in the course of hedging the positions they assume.  The selling securityholders may also sell the securities offered hereby short and deliver such securities to close out its short positions provided it has met its prospectus delivery obligations at the time of the short sale.  The selling securityholders may also loan or pledge the securities offered hereby to broker-dealers that in turn may sell such securities.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  The selling securityholders may also sell the securities offered hereby in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell such securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.

The selling securityholders also may resell all or a portion of the securities offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and those sales conform to the requirements of that rule.

From time to time, the selling securityholders may pledge or grant a security interest in some or all of the securities offered hereby that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell some or all of such securities from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) of the Securities Act, or another applicable provision of the Securities Act, which amends the list of stockholders to include the pledgees, transferees or other successors in interest as the selling securityholders under this prospectus.

The selling securityholders also may transfer the securities offered hereby in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the reselling beneficial owners for purposes of this prospectus.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus.  Such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities offered hereby covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, New York, New York. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited consolidated financial statements of Retrophin, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for the years ended December 31, 2013 and 2012, and for the period from March 11, 2011 (inception) through December 31, 2013 and related footnotes incorporated by reference in this Registration Statement, have been so included in reliance on the Report of Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this Registration Statement.  Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Manchester Pharmaceuticals, LLC, as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statement of net revenues and direct expenses of the Thiola product line of Mission Pharmacal Company, for the year ended December 31, 2013, incorporated by reference in this Prospectus has been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II
Information Not Required In Prospectus

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by Retrophin, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$64,986.63
Printing, engraving, and postage expenses	(1)
Legal fees and expenses	(1)
Trustee fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

_____________________________
(1)
These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our company is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s amended and restated bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants us the power to indemnify.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s certificate of incorporation provides that, to the extent permitted by applicable law, none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
2.1
Agreement and Plan of Merger, dated December 12, 2012, by and among Desert Gateway, Inc. (now known as Retrophin, Inc.) (the “Company”), Desert Gateway Acquisition Corp., and Retrophin Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2012)

3.1
Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G filed with the SEC on October 28, 2010)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014)
4.1
Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)

4.2
Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.3
Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)

4.4	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.5	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.6
Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014)

4.7
Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)

4.8
Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.9
First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.10	Form of Indenture for Senior Debt Securities*
4.11	Form of Indenture for Subordinated Debt Securities*
4.12	Form of Deposit Agreement**
4.13	Form of Warrant Agreement, including form of Warrant Certificate**
4.14	Form of Subscription Agreement, including form of Subscription Rights Certificate**
4.15	Form of Stock Purchase Contract**
4.16	Form of Unit Agreement**
5.1	Opinion of Katten Muchin Rosenman LLP regarding the validity of the shares registered*

23.1	Consent of Marcum LLP*
23.2	Consent of BDO USA, LLP*
23.3	Consent of BDO USA, LLP*
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***
_______________________________
*	Filed herewith
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement;

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of September, 2014.

RETROPHIN, INC.

By:	/s/ Martin Shkreli
Martin Shkreli Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Martin Shkreli, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting onto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Martin Shkreli
Martin Shkreli	Chief Executive Officer and Director (principal executive officer)	September 8, 2014

/s/ Marc Panoff
Marc Panoff	Chief Financial Officer (principal financial officer and principal accounting officer)	September 8, 2014

/s/ Stephen Aselage
Stephen Aselage	Director	September 8, 2014

/s/ Steven Richardson
Steven Richardson	Director	September 8, 2014

/s/ Cornelius E. Golding
Cornelius E. Golding	Director	September 8, 2014

/s/ Jeffrey Paley
Jeffrey Paley	Director	September 8, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
2.1
Agreement and Plan of Merger, dated December 12, 2012, by and among Desert Gateway, Inc. (now known as Retrophin, Inc.) (the “Company”), Desert Gateway Acquisition Corp., and Retrophin Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2012)

3.1
Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s General Form for Registration of Securities on Form 10-12G filed with the SEC on October 28, 2010)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014)
4.1
Form of Warrant issued to the purchasers in the private placement of 3,045,929 shares of common stock, dated February 14, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)

4.2
Form of Common Stock Purchase Warrant, dated August 15, 2013, issued to the purchasers of securities in the private placement of the Company closed on August 15, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.3
Form of Note Purchase Agreement for principal senior convertible notes with an interest rate of 4.50% due 2019 (“2019 Notes”), dated May 29, 2014, by and among the Company and the investors identified therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)

4.4	Form of Indenture for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.5	Form of Note for 2019 Notes, dated May 30, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2014)
4.6
Form of Warrant Certificate, dated June 30, 2014, issued to the Lenders under the Credit Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014)

4.7
Registration Rights Agreement, dated February 12, 2013, by and among the Company and the February 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2013)

4.8
Registration Rights Agreement, dated August 15, 2013, by and among the Company and the August 2013 Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.9
First Amendment to Registration Rights Agreement, dated August 14, 2013, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2013)

4.10	Form of Indenture for Senior Debt Securities*
4.11	Form of Indenture for Subordinated Debt Securities*
4.12	Form of Deposit Agreement**
4.13	Form of Warrant Agreement, including form of Warrant Certificate**
4.14	Form of Subscription Agreement, including form of Subscription Rights Certificate**
4.15	Form of Stock Purchase Contract**
4.16	Form of Unit Agreement**
5.1	Opinion of Katten Muchin Rosenman LLP regarding the validity of the shares registered*

23.1	Consent of Marcum LLP*
23.2	Consent of BDO USA, LLP*
23.3	Consent of BDO USA, LLP*
23.4	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***
_______________________________
*	Filed herewith
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.